AMENDED AND RESTATED BYLAWS
                                       OF
                                SUN BANCORP, INC.
                     AS ADOPTED BY THE BOARD OF DIRECTORS ON
                                  MARCH 3, 1998


                             ARTICLE I - Home Office

         The home office of Sun Bancorp, Inc. (the "Corporation") shall be located at 226 Landis Avenue, in the City of Vineland, in the County of Cumberland, in the State of New Jersey. The Corporation may also have offices at such other places within or without the State of New Jersey as the board of directors shall from time to time determine.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine. The board of directors may postpone an annual meeting by providing public notice at any time before such annual meeting date.

         Section 3. Special Meetings. Unless otherwise required by law, special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is so called shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the vice chairman, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned, notice of the adjourned meeting shall not be necessary unless the board fixes a new record date for the adjourned meeting.

         Section 6. Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in the case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         Section 7. Quorum. The quorum requirements for meetings of shareholders shall be as set forth in the Certificate of Incorporation. The Chairman of the meeting may adjourn the meeting from time to time whether or not a quorum is present. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed by the shareholder in the manner provided by law. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         Section 9. Voting of Shares in the Name of Two or More Persons. When ownership of stock stands in the name of two or more persons, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting. If there is no such majority, the shares shall, for the purpose of voting, be divided equally among such holders present.

         Section 10. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 11. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for director as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulation of the board, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 12. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of Article II, Section 13 of these Bylaws.

         Section 13. Notice for Nominations and Proposals. (a) Nominations of candidates for election as directors at any annual meeting of shareholders may be made (i) by, or at the direction of the board of directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 13, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 13. Only persons nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors at an annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 13. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice
(A) the name and address, as they appear on the Corporation's books, of such shareholder and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

         No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

         (b) (i) At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-law.

                  (ii) For business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (b) (i) of this By-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (A) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                  (iii)  Notwithstanding   anything  in  these  By-laws  to  the
contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law.

                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors may annually elect a chairman of the board and one or more vice chairmen from among its members and shall designate, when present, either the chairman of the board or in his or her absence, one of the vice chairmen to preside at its meetings. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. Number, Term and Election. The board of directors shall consist of not fewer than two (2) nor more than twenty-five (25) directors. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present. The number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors.

         Section 3. Place of Meeting. All annual and special meetings of the board of directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Members of the board of directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the vice chairman, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within or outside the State of New Jersey, as the place for holding any special meeting of the board of directors called by such persons.

         Section 6. Notice of Special Meeting. Written notice of at least 24 hours regarding any special meeting of the board of directors or of any committee designated thereby shall be given to each director in accordance with these Bylaws, although such notice may be waived by the director. The attendance of such director at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of waiver of notice of such meeting.

         Section 7.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given to the extent required by New Jersey law.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation or the laws of New Jersey.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if, prior or subsequent to the action, a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president.

         Section 11. Vacancies. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Directors Must Be Shareholders. Every director of the Corporation must be a shareholder of the Corporation and shall own in his or her own right the number of shares (if any) required by law in order to qualify as a director. Any director shall forthwith cease to be a director when he or she no longer holds such shares, which fact shall be reported to the board of directors by the secretary, whereupon the board of directors shall declare the seat of such director vacated.

                   ARTICLE IV - Executive And Other Committees

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate one or more of the directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent provided by law, and if any, the extent that such authority shall be limited by the resolution appointing the executive committee.

         Section  3.  Tenure.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. One-third of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if, prior or subsequent to the action, a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish any other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

         Section 1. Positions. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chairman of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable. Except for the Chief Executive Officer, President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two or more offices. Any officer may be removed at any time, with our without cause, and regardless of the term for which such officer was elected, but without prejudice to any contract right of such officer.

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 1 of this Article V.

         Section 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 4. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors, by employment contracts or otherwise.

                          ARTICLE VI - Indemnification

         Section 1. Mandatory Indemnification. The Corporation shall indemnify to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act every person who is or was a director or officer of: (a) the Corporation; (b) any other enterprise, if serving as such at the request of the Corporation; or (c) the legal representative of any officer or director described in clause (a) or (b) hereof.

         Section 2. Discretionary Indemnification. In all situations in which indemnification is not mandatory under Section 1 of this Article VI, the Corporation may to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto provided, however, that the Corporation's exercise of indemnification powers under this Section 2 is limited by and conditioned upon the Board of Directors' determination that to provide such indemnification would be in the best interests of the Corporation. The Board of Directors' determination whether to provide indemnification shall be conclusive in the absence of clear and convincing evidence of bad faith.

              ARTICLE VII - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation, which may include facsimile signatures, in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

            ARTICLE VIII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

         Section 3. Payment for Shares. No certificate shall be issued for any shares until such share is fully paid.

         Section 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of New Jersey law.

         Section 5. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         Section 6. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                     ARTICLE IX - Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                              ARTICLE X - Dividends

         Subject only to the terms of the Corporation's Certificate of Incorporation and applicable law, the board of directors may, from time to time, declare and the Corporation may pay, dividends on its outstanding classes of capital stock which are eligible for dividends.

                           ARTICLE XI - Corporate Seal

         The board of directors shall provide a Corporate seal which shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XII - Amendments

         These  Bylaws  may be amended or  repealed,  in whole or in part,  by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened or as otherwise specified in the Corporation's Certificate of Incorporation. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.